UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT: JANUARY 14, 2009
(Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                            (State or other jurisdiction                     (Commission File                IRS Employer
      of incorporation)                                       Number)                     Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 3.03  Material Modification of Rights of Shareholders.

The Italian Oven, Inc. (Pink Sheets:  IOVN) today filed the appropriate papers NASDAQ/FINRA to cause each shareholder to receive 100 shares per 1 share of IOVN common stock.  Once FINRA approves the application, we will announce the record date and issuance date.    The new common shares will have a par value of $.0001.  The total amount of shares presently in existence are 9,382,917, of which 5,705,466 are restricted.  After the action, there will be 938,291,700 shares in existence, with 570,546,600 restricted shares.  500,000,000 of the restricted shares will be owned by the control company, My Pleasure Limited.   The authorized shares are 999,999,999 common.

We will provide surrender instructions for those holding certificates once we confirm the issuance date of the new shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President